AMERICAN CENTURY MUTUAL FUNDS, INC.

 ARTICLES SUPPLEMENTARY

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation
of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation, the Board of Directors of the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation
Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000)
shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Eleven Billion One Hundred Million (11,100,000,000)
shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01)
per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was
One Hundred Eleven Million Dollars ($111,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Eleven Million
Dollars ($111,000,000).

SIXTH:  Immediately prior to the Reallocation, the sixteen (16) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series    No. of Shares Aggregate Par Value
Growth Fund   1,310,000,000 $13,100,000
Select Fund   515,000,000 5,150,000
Ultra Fund   3,950,000,000 39,500,000
Vista Fund   1,200,000,000 12,000,000
Heritage Fund   640,000,000 6,400,000
Giftrust Fund   200,000,000 2,000,000
Balanced Fund   265,000,000 2,650,000
New Opportunities Fund  300,000,000 3,000,000
Capital Value Fund  265,000,000 2,650,000
Veedot Fund   300,000,000 3,000,000
Capital Growth Fund  710,000,000 7,100,000
New Opportunities II Fund 375,000,000 3,750,000
Fundamental Equity Fund  460,000,000 4,600,000
Focused Growth Fund  100,000,000 1,000,000
NT Growth Fund   100,000,000 1,000,000
NT Vista Fund   100,000,000 1,000,000

The par value of each share of stock in each Series is One Cent
($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

Series Name Class Name No. of Shares Aggregate Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000 1,500,000
  Advisor  310,000,000 3,100,000
  R  50,000,000 500,000

Select Fund Investor 300,000,000 3,000,000
  Institutional 40,000,000 400,000
  A  75,000,000 750,000
  B  25,000,000 250,000
  C  25,000,000 250,000
  R  50,000,000 500,000

Ultra Fund Investor 3,500,000,000 35,000,000
  Institutional 200,000,000 2,000,000
  A  100,000,000 1,000,000
  R  50,000,000 500,000
  C  50,000,000 500,000
  B  50,000,000 500,000

Vista Fund Investor 800,000,000 8,000,000
  Institutional 80,000,000 800,000
  Advisor  310,000,000 3,100,000
  R  10,000,000 100,000

Heritage Fund Investor 400,000,000 4,000,000
  Institutional 40,000,000 400,000
  A  100,000,000 1,000,000
  C  35,000,000 350,000
  B  35,000,000 350,000
  R  30,000,000 300,000

Giftrust Fund Investor 200,000,000 2,000,000

Balanced Fund Investor 250,000,000 2,500,000
  Institutional 15,000,000 150,000

New Opportunities
Fund  Investor 300,000,000 3,000,000

Capital Value
Fund  Investor 200,000,000 2,000,000
  Institutional 15,000,000 150,000
  Advisor  50,000,000 500,000

Veedot Fund Investor 200,000,000 2,000,000
  Institutional 100,000,000 1,000,000

New Opportunities
II Fund  Investor 165,000,000 1,650,000
  Institutional 50,000,000 500,000
  A  100,000,000 1,000,000
  B  20,000,000 200,000
  C  20,000,000 200,000
  R  20,000,000 200,000

Capital Growth
Fund  Investor 300,000,000 3,000,000
  Institutional 50,000,000 500,000
  R  60,000,000 600,000
  A  100,000,000 1,000,000
  B  100,000,000 1,000,000
  C  100,000,000 1,000,000

Fundamental Equity
Fund  Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  R  10,000,000 100,000
  A  150,000,000 1,500,000
  B  25,000,000 250,000
  C  50,000,000 500,000

Focused Growth
Fund  Investor 50,000,000 500,000
  Institutional 10,000,000 100,000
  A  10,000,000 100,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

NT Growth Fund Institutional 100,000,000 1,000,000

NT Vista Fund Institutional 100,000,000 1,000,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the
Articles of Incorporation of the Corporation, the Board of
Directors of the Corporation has allocated Eleven Billion
One Hundred Million (11,100,000,000) shares of the Eleven
Billion One Hundred Million (11,100,000,000) shares of
authorized capital stock of the Corporation among the
sixteen (16) Series of stock of the Corporation as follows:

Series    No. of Shares Aggregate Par Value

Growth Fund   1,310,000,000 $13,100,000
Select Fund   515,000,000 5,150,000
Ultra Fund   3,950,000,000 39,500,000
Vista Fund   1,200,000,000 12,000,000
Heritage Fund   740,000,000 7,400,000
Giftrust Fund   200,000,000 2,000,000
Balanced Fund   265,000,000 2,650,000
New Opportunities Fund  300,000,000 3,000,000
Capital Value Fund  265,000,000 2,650,000
Veedot Fund   300,000,000 3,000,000
Capital Growth Fund  710,000,000 7,100,000
New Opportunities II Fund 485,000,000 4,850,000
Fundamental Equity Fund  460,000,000 4,600,000
Focused Growth Fund  100,000,000 1,000,000
NT Growth Fund   150,000,000 1,500,000
NT Vista Fund   150,000,000 1,500,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the sixteen (16) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name Class Name No. of Shares Aggregate Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000 1,500,000
  Advisor  310,000,000 3,100,000
  R  50,000,000 500,000

Select Fund Investor 300,000,000 3,000,000
  Institutional 40,000,000 400,000
  A  75,000,000 750,000
  B  25,000,000 250,000
  C  25,000,000 250,000
  R  50,000,000 500,000

Ultra Fund Investor 3,500,000,000 35,000,000
  Institutional 200,000,000 2,000,000
  A  100,000,000 1,000,000
  R  50,000,000 500,000
  C  50,000,000 500,000
  B  50,000,000 500,000

Vista Fund Investor 800,000,000 8,000,000
  Institutional 80,000,000 800,000
  Advisor  310,000,000 3,100,000
  R  10,000,000 100,000

Heritage Fund Investor 400,000,000 4,000,000
  Institutional 40,000,000 400,000
  A  200,000,000 2,000,000
  C  35,000,000 350,000
  B  35,000,000 350,000
  R  30,000,000 300,000

Giftrust Fund Investor 200,000,000 2,000,000

Balanced Fund Investor 250,000,000 2,500,000
  Institutional 15,000,000 150,000

New Opportunities
Fund  Investor 300,000,000 3,000,000

Capital Value
Fund  Investor 200,000,000 2,000,000
  Institutional 15,000,000 150,000
  Advisor  50,000,000 500,000

Veedot Fund Investor 200,000,000 2,000,000
  Institutional 100,000,000 1,000,000

New Opportunities
II Fund  Investor 165,000,000 1,650,000
  Institutional 150,000,000 1,500,000
  A  110,000,000 1,100,000
  B  20,000,000 200,000
  C  20,000,000 200,000
  R  20,000,000 200,000

Capital Growth
Fund  Investor 300,000,000 3,000,000
  Institutional 50,000,000 500,000
  R  60,000,000 600,000
  A  100,000,000 1,000,000
  B  100,000,000 1,000,000
  C  100,000,000 1,000,000

Fundamental Equity
Fund  Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  R  10,000,000 100,000
  A  150,000,000 1,500,000
  B  25,000,000 250,000
  C  50,000,000 500,000

NT Growth Fund Institutional 150,000,000 1,500,000

NT Vista Fund Institutional 150,000,000 1,500,000

Focused Growth
Fund  Investor 50,000,000 500,000
  Institutional 10,000,000 100,000
  A  10,000,000 100,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of
Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these
Articles Supplementary, except with respect to the creation
and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its
Assistant Secretary on this 15th day of September, 2009.

ATTEST:    AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan  /s/ Charles A. Etherington
Name: Otis H. Cowan  Name: Charles A. Etherington
Title:  Assistant Secretary Title: Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC.,
who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said
Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated: September 15, 2009 /s/ Charles A. Etherington
    Charles A. Etherington, Senior Vice President